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                                                                    EXHIBIT 10.7

                              FORBEARANCE AGREEMENT

         THIS FORBEARANCE AGREEMENT (this "Agreement") is dated as of October 28,1999, by and between MAI SYSTEMS CORPORATION., a Delaware corporation ("MAI") on the one hand and CPI SECURITIES LP, a California limited liability company, THE VALUE REALIZATION FUND, L.P., a Delaware limited partnership, THE CANYON VALUE REALIZATION FUND (CAYMAN), LTD., a Cayman Islands corporation, and GRS PARTNERS II (collectively, the "Lenders") on the other hand.

                                 R E C I T A L S

         WHEREAS, MAI and Lenders are party to that certain Note Purchase Agreement dated as of March 3, 1997 (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Note Purchase Agreement") pursuant to which MAI has issued to individual Lenders certain 11% Subordinated Notes due 2004 in the aggregate principal amount of $6,000,000.00 (the "Notes");

         WHEREAS, MAI has failed to make certain interest payments (the "Interest Payments") as required by the Notes and the Note Purchase Agreement such that, pursuant to Article IV of the Note Purchase Agreement, an Event of Default (the "Specified Event of Default") has occurred and is continuing which, in the absence of this Agreement, would cause the principal and all accrued interest under the Notes to become automatically and immediately due and payable;

         WHEREAS, MAI has requested that Lenders enter into this Agreement in order to provide MAI with additional time to make the Interest Payments which, in the absence of this Agreement, would be currently due and payable; and

         WHEREAS, concurrently with the execution of this Agreement and in consideration of Lenders' agreement to enter into this Agreement, MAI is entering into a Security Agreement with Lenders (the "Security Agreement") pursuant to which MAI is granting to Lenders a lien on substantially all of MAI's assets to secure MAI's obligations under the Notes;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                A G R E E M E N T

         1. Incorporation of Recitals; Acknowledgments. The recitals set forth above by this reference thereto are hereby incorporated into this Agreement. Without limiting the foregoing, MAI and Lenders hereby acknowledge and agree that (a) the Specified Event of
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Default has occurred and is continuing under the terms of the Note Purchase
Agreement and (b) absent the effectiveness of this Agreement, Lenders have the right to immediately enforce payment of all of MAI's obligations under the Notes and the Note Purchase Agreement (the "Obligations").

         2. Agreement to Forbear.

         2.1 For the period (the "Forbearance Period") commencing on the Forbearance Effective Date (as defined in Section 5 below) and ending on the earlier to occur of (i) the date of the termination of the Forbearance Period by Lenders or otherwise pursuant to Section 2.2 below and (ii) December 31, 1999, Lenders hereby agree that they will not exercise those rights and remedies available to Lenders under the Note Purchase Agreement and the Notes to accelerate and/or immediately enforce payment in full of the Obligations or enforce payment of any part of the Obligations in advance of the date such Obligations shall be due and payable in accordance with the terms of the Note Purchase Agreement or the Notes.

         2.2 Upon the occurrence of any Event of Default under the Note Purchase Agreement other than the Specified Event of Default, the Forbearance Period shall immediately terminate without notice or demand of any kind. Upon the termination or expiration of the Forbearance Period, if at such time the outstanding amount of the Interest Payments (and interest accrued thereon at the interest rate designated in the Notes) is not paid in full, Lenders shall be entitled to exercise all of their rights and remedies under the Note Purchase Agreement, the Notes, the Security Agreement, and applicable law, including, without limitation, the right to declare all of the Obligations to be immediately due and payable and to enforce, pursuant to the Security Agreement, its liens on, and security interests in, the Collateral (as defined in the Security Agreement).

         3. Covenants. In consideration for Lenders' execution of this Agreement, MAI agrees (i) to execute the Security Agreement and (ii) to pay, on or before the Forbearance Effective Date, Lenders' actual attorney's fees related in any way to the Specified Event of Default (including, without limitation, those attorney's fees incurred in the preparation, negotiation and execution of this Agreement and the Security Agreement) (the "Fees"). If MAI fails to comply with the foregoing covenants, such failure shall constitute an Event of Default under the Note Purchase Agreement, separate from the Specified Event of Default.

         4. Representations and Warranties. MAI hereby represents and warrants to Lenders that, as of the Forbearance Effective Date:

                  4.1 All of MAI's representations and warranties contained in this Agreement and the Note Purchase Agreement are true and correct on and as of the Forbearance Effective Date, as if then made (other than representations and warranties which expressly related to an earlier date);
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                  4.2 Except for the Specified Event of Default, no Default or
         Event of Default (as such terms are defined in the Note Purchase Agreement) has occurred or is continuing.

                  4.3 The execution and delivery of this Agreement and the Security Agreement by MAI and the performance of the transactions contemplated thereby, (a) are within MAI's corporate power, (b) have been duly authorized by all necessary or proper corporate and shareholder action, (c) when duly executed and delivered by MAI, this Agreement shall constitute a legal, valid and binding obligation of MAI enforceable against MAI in accordance with its terms, and (d) have been consented to by Coast Business Credit, a division of Southern Pacific Bank.

                  4.4 If any of the foregoing representations are untrue or incorrect in any material respect, such untruthfulness or inaccuracy shall constitute an Event of Default under the Note Purchase Agreement.

         5. Effective Date. This Agreement shall become effective as of the date first written above (the "Forbearance Effective Date") upon Lender's receipt of
(i) counterparts hereof executed by MAI and Lenders, (ii) indefeasible payment of the Fees, (iii) MAI's execution and delivery of the Security Agreement and the exhibits and schedules thereto, and (iv) MAI's execution and delivery of all financing statements and other documents related to or required by the Security Agreement.

         6. Reference to and Effect on the Loan Documents.

                  6.1 Upon the Forbearance Effective Date, each reference in the Note Purchase Agreement to "this Agreement", "hereunder", "hereof" or words of like import, and each reference in the Security Agreement or the Notes to the Note Purchase Agreement, shall mean and be a reference to the Note Purchase Agreement as supplemented hereby.

                  6.2 This Agreement shall be limited solely to the matters expressly set forth herein and shall not (i) constitute an amendment or waiver of any term or condition of the Note Purchase Agreement, the Notes or the Security Agreement, (ii) prejudice any right or rights which Lenders may now have or may have in the future under or in connection with the Note Purchase Agreement, the Notes or the Security Agreement, (iii) require Lenders to agree to a similar transaction on a future occasion or (iv) create any rights herein to another person, entity or other beneficiary or otherwise, except to the extent specifically provided herein.

                  6.3 Except to the extent specifically provided in Section 2.1 above, the respective provisions of the Note Purchase Agreement and the Notes shall not be amended, modified, waived, impaired or otherwise affected hereby, and such documents
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         and the Obligations under each of them are hereby confirmed as being in full force and effect.

         7. Release.

                  7.1 MAI acknowledges that Lenders would not enter into this Agreement without MAI's assurance that MAI has no claim against any of Lenders, their parents companies, subsidiaries, affiliates, officers, directors, shareholders, employees, attorneys, agents, professionals and servants, or any of their respective predecessors, successors, heirs and assigns (collectively, the "Lender Parties" and each, a "Lender Party") MAI, for itself and on behalf of its officers and directors, and its respective predecessors, successors and assigns (collectively, the "Releasors") releases each Lender Party from any known or unknown claims which MAI now has against any Lender Party of any nature, including any claims that any Releasor, or any Releasor's successors, counsel and advisors may in the future discover they would have had now if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Loan Documents or the transactions contemplated thereby. MAI, FOR ITSELF AND ON BEHALF OF EACH RELEASOR, WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH STATE:


                   A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

                  7.2 The provisions, waivers and releases set forth in this section are binding upon each Releasor. The provisions, waivers and releases of this section shall inure to the benefit of each Lender Party.

                  7.3 The provisions of this section shall survive payment in full of the Obligations, full performance of all of the terms of this Agreement, the Note Purchase Agreement, the Notes, and the Security Agreement and/or any action by Lenders to exercise any remedy available under such documents, applicable law or otherwise.

                  7.4 MAI warrants and represents that it is the sole and lawful owner of all right, title and interest in and to all of the claims released hereby and MAI has not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person any such claim or any portion thereof. MAI shall indemnify and hold harmless each Lender Party from and against any claim, demand, damage, debt, liability (including payment of reasonable attorneys' fees and costs actually incurred whether or not litigation is commenced) based on or arising out of any such
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         assignment or transfer.

         8. Miscellaneous. The headings herein are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. No amendment, modification, termination or waiver of any provision of this Agreement, or any consent to any departure by MAI therefrom, shall in any event be effective unless the same shall be in writing and signed by all of the Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

         9. Sole Benefit of Parties. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other person or entity shall have any right, benefit or interest under or because of the existence of this Agreement.

        10. Further Assurances. MAI and Lenders shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out the provisions of this Agreement and the Security Agreement.

        11. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

        12. GOVERNING LAW. THIS AGREEMENT, AND ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE HEREOF, SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                                     * * *
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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MAI SYSTEMS CORPORATION


By: /s/ William Brian Kretzmer
   ---------------------------

Name: William Brian Kretzmer

Title: CEO/CFO


GRS PARTNERS II

By: Grosvenor Capital Management, L.P.,
    its Administrator

By: GCM, L.L.C.,
    its general partner

By: Grosvenor Holdings, L.L.C.


By:
   ---------------------------
Name:
Title:


THE VALUE REALIZATION FUND, L.P.

By: Canpartners Investments III, L.P.,
    its general partner

By: Canyon Capital Advisors LLC,
    its general partner

By:
   ---------------------------
Name:
Title: Managing Director
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THE CANYON VALUE REALIZATION FUND (CAYMAN), LTD.
By:  MeesPierson (Cayman) Limited,
     its Administrator

By:
   ---------------------------
Name:
Title:


CPI SECURITIES LP
By:  Canpartners Incorporated,
     its general partner


By:
   ---------------------------
Name:
Title: